UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Cheetah Net Supply Chain Service Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Cheetah Net Supply Chain Service Inc.

6201 Fairview Road, Suite 225

Charlotte, North Carolina 28210

To the Stockholders:

You are cordially invited to attend a special meeting of the stockholders (the “Special Meeting”) of Cheetah Net Supply Chain Service Inc. (the “Company,” “we,” “our,” and “us”) to be held virtually on September 30, 2024 at 1:00 p.m. Eastern Time. At the Special Meeting, we will ask you to consider the following proposals:

1.	To approve the Company’s Fourth Amended and Restated Articles of Incorporation to effect a reverse stock split of the issued shares of the Company’s common stock (“Common Stock”) at a ratio within a range from any whole number between one-for-ten to one-for-thirty, as determined by the Company’s board of directors (the “Board”) in its sole discretion (the “Reverse Stock Split Proposal” or “Proposal 1”);

2.	Amend and Restate the Company’s 2024 Stock Incentive Plan (the “Plan”) to delete the maximum number of shares of Common Stock for automatic increase in the shares available for grant under the Plan set forth in Section 4.3 of the Plan (the “Plan Amendment Proposal” or “Proposal 2”); and

3.	Approve one or more adjournments of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes in favor of Proposal 1 or 2 or to constitute a quorum, as described in this proxy statement (the “Adjournment Proposal” or “Proposal 3”).

The Board has fixed the close of business on August 20, 2024 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or at any adjournment, postponement, or continuation thereof. A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose relevant to the Special Meeting for at least 10 days prior to the date of the meeting.

The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to listen to the Special Meeting, submit your questions, and vote during the live webcast of the Special Meeting by visiting www.virtualshareholdermeeting.com/CTNT2024SM shortly prior to the start of the meeting and entering the 16-digit control number found on the proxy card or voting instruction form.

Your vote is important. Whether or not you plan to attend the virtual Special Meeting, we hope that you will vote as soon as possible.

Charlotte, North Carolina

Dated: August 30, 2024

By Order of the Board,

/s/ Huan Liu
Huan Liu
Chief Executive Officer, Director, and Chairman of the Board

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To BE HELD ON SEPTEMBER 30, 2024

Cheetah Net Supply Chain Service Inc.
6201 Fairview Road, Suite 225

Charlotte, North Carolina 28210

Date:	September 30, 2024

Time:	1:00 P.M. ET

Location:	Virtual Meeting Online at www.virtualshareholdermeeting.com/CTNT2024SM

Record Date:	August 20, 2024

Items of Business

1.	Approve the Company’s Fourth Amended and Restated Articles of Incorporation to effect a reverse stock split of the issued shares of Common Stock at a ratio within a range from any whole number between one-for-ten to one-for-thirty, as determined by the Board in its sole discretion;

2.	Amend and Restate the Plan to delete the maximum number of shares of Common Stock for automatic increase in the shares available for grant under the Plan set forth in Section 4.3 of the Plan; and

3.	Approve one or more adjournments of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes in favor of Proposal 1 or 2 or to constitute a quorum, as described in this proxy statement.

The Board recommends that you vote “FOR” Proposals 1, 2, and 3.

How to Vote

●	By Internet:	Before the Special Meeting, you may vote online at www.proxyvote.com; during the Special Meeting, you may vote online at www.virtualshareholdermeeting.com/CTNT2024SM.
●	By Telephone:	You may vote by calling 1-800-690-6903.
●	By Mail:	You may vote by completing and returning the enclosed proxy card.
●	In Person:	All stockholders are cordially invited to attend the Special Meeting of stockholders.

This communication is not a form for voting and presents only an overview of the more complete proxy materials. The Company encourages you to review the complete proxy materials before voting. You will receive paper copies of all of our proxy materials by mail and can also access our proxy materials online at www.proxyvote.com or in the Investor Relations section of our website at investors.cheetah-net.com/. The paper copies of all of our proxy materials are first being distributed or made available, as the case may be, to our stockholders on or about September 5, 2024.

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 30, 2024

This proxy statement, along with the accompanying Notice of Special Meeting of Stockholders, contains information about the Special Meeting of the Company, including any adjournments or postponements of the Special Meeting. We are holding the Special Meeting via an Internet conference, with a meeting link of www.virtualshareholdermeeting.com/CTNT2024SM, on Monday, September 30, 2024, at 1:00 p.m., Eastern Time.

This proxy statement relates to the solicitation of proxies by the Board for use at the Special Meeting.

This Notice of Special Meeting and proxy statement are first being distributed or made available, as the case may be, to our stockholders on or about September 5, 2024.

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

The Board is using this proxy statement to solicit proxies from the holders of the Common Stock for use at the Special Meeting and any adjournment or postponement thereof. The notice of meeting, this proxy statement, and the enclosed form of proxy card are expected to first being mailed to our stockholders on or about September 5, 2024.

Meeting Time and Applicable Dates	This proxy statement is furnished in connection with the solicitation by the Board of Cheetah Net Supply Chain Service Inc., a North Carolina corporation, of the accompanying proxy to be voted at the Special Meeting to be held on Monday, September 30, 2024, at 1:00 P.M. ET, and at any adjournment or postponement thereof. The close of business on Tuesday, August 20, 2024 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting.

Attending the Special Meeting	The Company will host the Special Meeting by virtual meeting online at www.virtualshareholdermeeting.com/CTNT2024SM. The meeting will start at 1:00 P.M. ET on September 30, 2024.

Stockholders may vote and submit questions in accordance with the rules of conduct for the Special Meeting while attending the Special Meeting in person.

Availability of Proxy Materials	Copies of this proxy statement are available at www.proxyvote.com. These materials may also be obtained by (i) visiting materials.proxyvote.com/16307X, (ii) calling 1-800-690-6903, or (iii) sending an email to sendmaterial@proxyvote.com prior to September 19, 2024 to receive the materials before the Special Meeting

Matters to be Voted Upon at the Special Meeting

At the Special Meeting, holders of record of our shares of Common Stock as of August 20, 2024 will consider and vote upon the following proposals:

1.     To approve the Company’s Fourth Amended and Restated Articles of Incorporation to effect a reverse stock split of the issued shares of Common Stock at a ratio within a range from any whole number between one-for-ten to one-for-thirty, as determined by the Board in its sole discretion;

2.     To amend and restate the Plan to delete the maximum number of shares of Common Stock for automatic increase in the shares available for grant under the Plan set forth in Section 4.3 of the Plan; and

3.     To approve one or more adjournments of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes in favor of Proposal 1 or 2 or to constitute a quorum, as described in this proxy statement.

As of the date of this proxy statement, these are the only matters that the Board intends to present at the Special Meeting. The Board does not know of any other business to be presented at the Special Meeting. The Board recommends that you vote “FOR” proposals 1, 2, and 3.

Voting Rights of Holders of Common Stock	Stockholders of record as of the record date are entitled to vote in person or by proxy at the Special Meeting.

The holders of record of shares of Class A Common Stock are entitled to cast one (1) vote per share, and the holders of record of Class B Common Stock are entitled to cast fifteen (15) votes per share on each matter to be voted on at the Special Meeting. Approval of a matter will be determined according the vote requirement for such matter. See “Vote Required to Approve the Reverse Stock Split Proposal,” “Vote Required to Approve the Plan Amendment Proposal,” and “Vote Required to Approve the Adjournment Proposal” below for more information.

Voting Instructions for Record Holders

If your shares are registered directly in your name with our transfer agent, then you are a stockholder of record with respect to those shares and you may vote by:

●     calling 1-800-690-6903;

●     visiting www.proxyvote.com;

●     completing and returning the enclosed proxy card; or

●     attending the Special Meeting and voting in person.

Whether or not you plan to attend the Special Meeting, you should vote as soon as possible.

If you plan to vote by phone or via the Internet, you must vote by 11:59 P.M. Eastern Time the day before the meeting date.

Voting Instructions for Beneficial Owners	If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name” and you must instruct the broker, bank, or other nominee (“broker”) to vote on your behalf. Please refer to the voting instruction card provided by your broker.

If you are a beneficial owner and wish to vote at the Special Meeting, you must bring a letter from your broker to the Special Meeting confirming:

1.      your beneficial ownership of the shares,

2.      that the broker is not voting the shares at the meeting, and

3.      granting you a legal proxy to vote the shares in person or at the meeting.

You will not be able to vote shares you hold in street name in person at the Special Meeting unless you have a legal proxy from your broker issued in your name giving you the right to vote your shares.

Broker Non-Votes

Broker non-votes occur when beneficial owners do not give voting instructions to their brokers and the brokers lack the discretionary authority to vote on the proposal. If you are a beneficial owner and do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter.

Under the rules of the New York Stock Exchange, which are also applicable to companies listed on the Nasdaq Capital Market (“Nasdaq”), brokers have the discretion to vote on routine matters such as ratifying the appointment of external auditors, but do not have discretion to vote on non-routine matters such as the election of directors and approving equity awards plans.

Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal.

Quorum

A quorum must be present in person or by proxy to hold the Special Meeting and will exist if the holders of one-third of the shares entitled to vote at the Special Meeting are present in person or by proxy at the Special Meeting. With respect to any matters to be voted on by separate voting groups, the requirement that the holders of one-third of the shares entitled to vote at the Special Meeting be present applies separately to each separate voting group for purposes of such matters.

We will include abstentions and broker non-votes to determine whether a quorum is present at the Special Meeting. Our inspector of election for the meeting will determine whether a quorum is present and will tabulate votes cast by proxy or in person. If we do not have a quorum at the Special Meeting, we expect to adjourn the meeting until we obtain a quorum.

Vote Required to Approve the Reverse Stock Split Proposal

You may cast your vote in favor of, against, or abstain from voting to approve the Reverse Stock Split Proposal.

To be approved, the Reverse Stock Split Proposal must receive the affirmative vote of a majority of votes cast in person or by proxy at the Special Meeting with respect to (i) the outstanding shares of Class A Common Stock and Class B Common Stock voted at the Special Meeting, voting together as a single voting group; (ii) the outstanding shares of Class A Common Stock voted at the Special Meeting, voting as a separate voting group; and (iii) the outstanding shares of Class B Common Stock voted at the Special Meeting, voting as a separate voting group.

Abstentions are not deemed to be votes cast and will therefore not affect this proposal. There will be no broker non-votes on this proposal because brokers have discretion to vote shares held in street name on this proposal without specific instructions from the beneficial owner of those shares.

Vote Required to Approve the Plan Amendment Proposal

You may cast your vote in favor of, against, or abstain from voting to approve the Plan Amendment Proposal.

To be approved, this proposal must receive the affirmative vote of a majority of votes cast in person or by proxy at the Special Meeting.

Abstentions are not deemed to be votes cast and will therefore not affect this proposal. Broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Vote Required to Approve the Adjournment Proposal

You may cast your vote in favor of, against, or abstain from voting to approve the Adjournment Proposal.

To be approved, this proposal must receive the affirmative vote of a majority of votes cast in person or by proxy at the Special Meeting.

Abstentions are not deemed to be votes cast and will therefore not affect this proposal. Broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Revoking a Proxy

A stockholder who has given a proxy may revoke it at any time prior to its exercise by:

●   executing and delivering a later-dated proxy;

●  providing written notice of the revocation to the Chief Executive Officer of the Company at the address above; or

●   attending the Special Meeting and voting in person.

Please note that attending the Special Meeting alone (without voting in person) is not enough to revoke a proxy.

If you have instructed a broker to vote your shares, you may submit a new, later-dated voting instruction form to your broker or contact your broker.

No Right of Appraisal	Neither North Carolina law, nor our Third Amended and Restated Articles of Incorporation, nor our bylaws (the “Bylaws”) provide for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Special Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Proxy Instructions

All shares of Common Stock represented by properly executed proxies returned and not revoked will be voted in accordance with instructions you give in the proxy.

If you return a signed proxy but do not indicate voting instructions, your proxy will be voted as recommended by the Board, or “FOR” proposals 1, 2, and 3.

Participants in the Proxy Solicitation

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board in connection with the Special Meeting. The Company will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies personally, by telephone, or otherwise. We will not compensate our directors, officers, or employees for making proxy solicitations on our behalf.

We will reimburse brokers for their expenses in forwarding proxies and proxy materials to the beneficial owners of shares held in street name.

Results of the Special Meeting	We will report the voting results in a filing with the SEC on a Current Report on Form 8-K within four business days of the conclusion of the Special Meeting.

If the official results are not available at that time, we will provide preliminary voting results and will provide the final results in an amendment to the Form 8-K as soon as practicable after they become available.

Availability of Proxy Materials	Copies of this proxy statement are available at www.proxyvote.com. These materials may also be obtained by (i) visiting www.proxyvote.com, (ii) calling 1-800-690-6903, or (iii) sending an email to sendmaterial@proxyvote.com prior to September 19, 2024 to receive the materials before the Special Meeting.

Multiple Copies of Notice

You may receive more than one set of the Notice if you hold your shares in more than one brokerage account or your shares are registered in more than one name. Please use each Notice you receive to vote your shares to ensure that all of your votes are counted at the Special Meeting.

For more information, see the section entitled “Notice Regarding Delivery of Stockholder Documents” below.

Contact for Questions

If you have any questions or need assistance in voting your shares, please contact us at the address and phone number below.

Huan Liu
Chief Executive Officer
Cheetah Net Supply Chain Service Inc.
6201 Fairview Road, Suite 225
Charlotte, North Carolina, 28210
(704) 826-7280

Proposal No. 1

AMENDMENT AND RESTATEMENT TO THE COMPANY’S THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK

The Reverse Stock Split Proposal

The Board is seeking stockholder approval of an amendment and restatement to the Company’s Third Amended and Restated Articles of Incorporation (the “Proposed Amendment”) to effect a reverse stock split of the issued shares of Common Stock at a ratio within a range from any whole number between one-for-ten to one-for-thirty, as determined by the Board in its sole discretion (the “Reverse Stock Split”). The Board has unanimously adopted and declared advisable the Proposed Amendment and recommends that our stockholders approve the Proposed Amendment. The foregoing description of the Proposed Amendment is a summary and is subject to the full text of the Company’s Fourth Amended and Restated Articles of Incorporation, which is attached hereto as Appendix A.

If stockholders approve the Reverse Stock Split Proposal, the Board will, in its discretion, determine the Reverse Stock Split ratio within the range described herein, cause the Proposed Amendment to be filed with the North Carolina Secretary of State, and effect the Reverse Stock Split. We will not reduce the number of authorized shares of Common Stock in connection with the Reverse Stock Split. No further action on the part of stockholders will be required to implement the Reverse Stock Split.

The Proposed Amendment will effect a Reverse Stock Split of the issued shares of the Common Stock at a Reverse Stock Split ratio within a range from any whole number between one-for-ten to one-for- thirty, as determined by the Board in its sole discretion and publicly announced by the Board prior to the effectiveness of the Reverse Stock Split. As of the Record Date, the Company had 30,627,992 shares of Class A Common Stock and 8,250,000 shares of Class B Common Stock issued and outstanding. Based on such numbers, immediately following the effectiveness of the Reverse Stock Split (and after giving effect to the rounding up of fractional shares to the nearest whole share), we will have, depending on the Reverse Stock Split ratio selected by the Board, the number of issued and outstanding shares of Common Stock as illustrated in the table under the caption “–Effects of the Reverse Stock Split–Effect on Shares.” Except for any changes as a result of the treatment of fractional shares as discussed below, all holders of the Company’s Common Stock will be affected proportionately by the Reverse Stock Split.

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share. No cash payments will be made in respect of any fractional shares. The Common Stock will continue to have a par value of $0.0001 per share.

In the event that our stockholders fail to approve the Reverse Stock Split Proposal, the Company could be prevented from regaining compliance with the minimum $1.00 bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), unless the market price of our Class A Common Stock increases above the Minimum Bid Price Requirement in accordance with Nasdaq Listing Rules. If Nasdaq delists our Class A Common Stock, then our Class A Common Stock would likely become traded on the over-the-counter market maintained by OTC Markets Group Inc., which does not have the substantial corporate governance or quantitative listing requirements for continued trading that Nasdaq has. In that event, interest in our Class A Common Stock may decline, and certain institutions may not have the ability to trade in our Class A Common Stock, all of which could have a material adverse effect on the liquidity or trading volume of our Class A Common Stock. If our Class A Common Stock becomes significantly less liquid due to delisting from Nasdaq, our stockholders may not have the ability to liquidate their investments in our Class A Common Stock as and when desired, and we believe our access to capital would become significantly diminished as a result. Also, due to certain state securities (blue sky) law requirements which apply to securities that are not listed on an exchange, our ability to consummate future public offerings would be materially limited, and could require that the Company undertake private placements of its debt or equity securities on terms that are significantly less favorable than if such securities were offered in a public offering.

Reason for the Reverse Stock Split

Our Class A Common Stock is listed on the Nasdaq Capital Market under the symbol “CTNT.” On July 11, 2024, the Company received notification from Nasdaq’s Listing Qualifications Department indicating that the Company was not in compliance with the Minimum Bid Price Requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was afforded 180 calendar days (until January 7, 2025) to regain compliance with the Minimum Bid Price Requirement. If at any time during such compliance period, the closing bid price of the Class A Common Stock is at least $1.00 per share for a minimum of 10 consecutive business days (unless the Nasdaq staff exercises its discretion to extend this 10 business day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H)), Nasdaq will provide the Company written confirmation of compliance, and this matter will be closed.

If the Company does not regain compliance during such compliance period, the Company may be eligible for an additional 180-calendar day period to regain compliance, provided that it meets the applicable market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on the Nasdaq Capital Market (except the minimum bid price requirement), and notifies Nasdaq in writing of its intent to cure the deficiency by effecting a reverse stock split, if necessary. If the Company does not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, its Class A Common Stock will be subject to delisting.

The Reverse Stock Split will reduce the number of the shares of Class A Common Stock outstanding and increase the per share price. The Company expects that an increase in the Company’s share price due to the Reverse Stock Split will enable the Company to regain compliance with the Minimum Bid Price Requirement and continue to trade on the Nasdaq Capital Market, though there can be no assurance that such action will achieve such purpose.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Board will have the sole discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. The Board currently intends to effect the Reverse Stock Split. If the trading price of our Class A Common Stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary.

Criteria to be Used for Determining the Reverse Stock Split Ratio

In determining which Reverse Stock Split ratio to implement following the receipt of the requisite stockholder approval, the Board will consider, among other matters, various factors, including, without limitation:

•	the historical and then-prevailing trading price and trading volume of the Class A Common Stock;

•	the expected impact of the Reverse Stock Split on the trading price of the Class A Common Stock and the trading market of the Class A Common Stock, in each case, in the short and long term;

•	the Company’s ability to continue its listing on the Nasdaq Capital Market;

•	the per share price of the Class A Common Stock immediately prior to the Reverse Stock Split;

•	the expected stability of the per share price of the Class A Common Stock following the Reverse Stock Split;

•	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of the Class A Common Stock;

•	our market capitalization before, and anticipated market capitalization after, the Reverse Stock Split; and

•	the prevailing general market and economic conditions.

Risks Associated with the Reverse Stock Split

We expect the Reverse Stock Split to increase the market price of our Class A Common Stock. However, the effect of the Reverse Stock Split on the market price of our Class A Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per-share price of our Class A Common Stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of the Common Stock following the Reverse Stock Split. Even if we implement the Reverse Stock Split, the market price of our Class A Common Stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance and general market conditions in our industry.

Further, following the Reverse Stock Split, because we are not reducing the number of authorized shares of the Common Stock in connection with the Reverse Stock Split, we will have additional shares available to issue upon conversion or exercise of securities of the Company that are convertible into or exercisable for the Common Stock. In addition, we may require significant proceeds from sales of our debt or equity securities to fund our operations in the near term, which will cause further dilution to stockholders. The issuance of a substantial amount of shares of the Common Stock or securities convertible into or exercisable for our common stock in the future could put downward pressure on the price of the Common Stock.

Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our Class A Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split Class A Common Stock can be maintained above $1.00. There also can be no assurance that the Class A Common Stock will not be delisted from Nasdaq for other reasons.

The Board believes that the Reverse Stock Split may result in an increase in the market price of our Class A Common Stock, which could lead to increased interest in our Class A Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of the Common Stock in general, which may lead to reduced trading and a smaller number of market makers for our Class A Common Stock, particularly if the price per share of the Class A Common Stock does not increase as a result of the Reverse Stock Split.

If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of fewer than 100 shares of the Class A Common Stock. A purchase or sale of fewer than 100 shares of the Class A Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of the Class A Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Class A Common Stock does not increase in proportion to the Reverse Stock Split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of the Common Stock outstanding following the Reverse Stock Split.

Effective Date

If the Reverse Stock Split Proposal is approved by stockholders and implemented by the Company, we will file the Proposed Amendment with the North Carolina Secretary of State, which will indicate the date and time that the Reverse Stock Split will become effective (the “Effective Date”). The exact timing of the Effective Date and the filing of the Amendment will be determined by the Board based upon its evaluation of when such action will be most advantageous to the Company and our stockholders. The Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Proposed Amendment to effect the Reverse Stock Split, the Board, in its sole discretion, determines that they are no longer in the best interests of the Company and our stockholders.

Fractional Shares

If the Reverse Stock Split will result in the issuance of fractional shares, the Company will not issue fractional shares. Instead, any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share. No cash payments will be made in respect of any fractional shares.

Effects of the Reverse Stock Split

After the Effective Date of the Reverse Stock Split, each stockholder will own a reduced number of shares of the Common Stock. However, the Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company (except to the extent of the rounding up of fractional shares, in which case the Company does not expect any such increase to be material). Voting rights and other rights and preferences of the holders of the Common Stock will not be affected by the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split.

The principal effects of the Reverse Stock Split will be that:

•	the number of issued shares of the Common Stock will be reduced proportionately based on the final Reverse Stock Split ratio, as determined by the Board in its sole discretion;

•	based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per-share exercise price, grant price, purchase price, and/or the number of shares subject to all then outstanding stock options, restricted stock units, and other awards issued under the Plan, if any, which will result in a proportional decrease in the number of shares of the Common Stock reserved for issuance upon exercise of such plan’s awards;

•	the number of shares of the Common Stock then reserved for issuance under the Plan will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board; and

•	all share and per share amounts in our financial statements and the notes thereto will be retroactively adjusted for all periods to give effect to the Reverse Stock Split.

Although the number of outstanding shares of the Common Stock would decrease following the Reverse Stock Split, the Board does not intend for a Reverse Stock Split to be the first step in a “going private transaction” within the meaning of Rule 13a-3 of the Exchange Act.

Effects of the Reverse Stock Split–Effect on Shares

The following table contains approximate information, based on share information as of August 20, 2024, the Record Date, relating to the outstanding Common Stock based on the proposed Reverse Stock Split assuming that the Reverse Stock Split Proposal is approved and the Reverse Stock Split is implemented after giving effect to any adjustments for fractional shares of the Common Stock, as of the Record Date.

	Before Reverse Stock Split	Reverse Stock Split Ratio of one-for-ten	Reverse Stock Split Ratio of one-for-thirty
Number of Shares of Class A Common Stock Authorized	891,750,000	891,750,000	891,750,000
Number of Shares of Class B Common Stock Authorized	108,250,000	108,250,000	108,250,000
Number of Shares of Class A Common Stock Issued and Outstanding	30,627,992	3,062,800	1,020,934
Number of Shares of Class B Common Stock Issued and Outstanding	8,250,000	825,000	275,000
Number of Shares of Class A Common Stock Authorized but Unissued	861,122,008	888,687,200	890,729,066
Number of Shares of Class B Common Stock Authorized but Unissued	100,000,000	107,425,000	107,975,000

After the Effective Date of the Reverse Stock Split, the Class A Common Stock would have new uniform securities identification procedures (CUSIP) numbers, which is used to identify our Class A common stock. The Class A Common Stock would continue to be reported on the Nasdaq Capital Market under the symbol “CTNT.”

The Class A Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the Class A Common Stock under the Exchange Act.

Stated Capital

Pursuant to the Reverse Stock Split, the Common Stock will remain having the par value of $0.0001 per share. Our stockholders’ equity, in the aggregate, will remain unchanged. The per share the Common Stock net income or loss and net book value will be increased because there will be fewer shares of the Common Stock outstanding. Retroactive restatement will be given to all share numbers in the financial statements and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Shares Held in Book-Entry and Through a Broker, Bank, or Other Nominee

The combination of, and reduction in, the number of the outstanding shares of the Common Stock as a result of the Reverse Stock Split will occur automatically at the Effective Date without any additional action on the part of our stockholders.

Upon the Reverse Stock Split, we intend to treat stockholders holding shares of the Common Stock in “street name” (that is, through a broker, bank, or other nominee) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks, or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of the Common Stock in “street name”; however, these brokers, banks, or other nominees may apply their own specific procedures for processing the Reverse Stock Split.

If you hold your shares of the Common Stock with a broker, bank, or other nominee, and you have any questions in this regard, we encourage you to contact your broker, bank, or nominee.

If you hold registered shares of the Common Stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of the Common Stock in registered book-entry form. If you are entitled to post-Reverse Stock Split shares of the Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Date indicating the number of shares of the Common Stock you hold.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a brief summary of certain material United States federal income tax consequences of the Reverse Stock Split to a stockholder that is a “U.S. Holder,” as defined below. This brief summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local, or non-U.S. income or other tax consequences, including gift or estate taxes and the Medicare contribution tax on net investment income. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, non-U.S. entities, nonresident alien individuals, broker-dealers, tax-exempt entities, stockholders that received the Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. If a partnership holds the Common Stock, the tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding the Common Stock, you are encouraged to consult your tax advisor. This summary also assumes that you are a U.S. Holder who has held, and will hold, shares of the Common Stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), i.e., generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the Reverse Stock Split (whether or not such transactions are in connection with the Reverse Stock Split), including, without limitation, the exercise of options or rights to purchase the Common Stock in anticipation of the Reverse Stock Split.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the Reverse Stock Split. As used herein, the term U.S. Holder means a stockholder that is, for federal income tax purposes: an individual who is a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion is based on the Code, applicable U.S. Treasury regulations, judicial authority, and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service (“IRS”) could adopt a contrary position. In addition, future legislative, judicial, or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the IRS or opinion of counsel has been obtained or will be obtained in connection with the Reverse Stock Split.

The Reverse Stock Split is intended to constitute a “recapitalization” for U.S. federal income tax purposes under Section 368(a) of the Code. Accordingly, except for adjustments that may result from the treatment of fractional shares of the Common Stock as described below, no gain or loss should be recognized by a U.S. Holder as a result of the Reverse Stock Split. The aggregate tax basis of the post-Reverse Stock Split shares received in the Reverse Stock Split (including any whole share received in exchange for a fractional share) will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Stock Split shares exchanged therefor. A U.S. Holder’s holding period for the post-Reverse Stock Split shares will include the period during which such stockholder held the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split. For purposes of the above discussion, holders who acquired different blocks of the Common Stock at different times for different prices must calculate their basis and holding periods separately for each identifiable block of such stock exchanged in the Reverse Stock Split.

As noted above, fractional shares of the Common Stock will not be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the final ratio will automatically be entitled to receive an additional share of the Common Stock to round up to the next whole post-Reverse Stock Split share of common stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of the Common Stock is not clear. A U.S. Holder who receives a whole share of the Common Stock in lieu of a fractional share will recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such stockholder was otherwise entitled. U.S. holders should consult their tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share.

U.S. Holders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to the exchange agent in connection with the Reverse Stock Split to avoid backup withholding requirements that might otherwise apply. This information is generally provided on IRS Form W-9 or a substitute form. Failure to provide such information may result in backup withholding at a rate of 24%.

Sale, Exchange or Other Taxable Disposition by U.S. Holders

A U.S. holder will recognize taxable gain or loss on the sale, exchange or other taxable disposition of Common Stock in an amount equal to the difference between the amount realized on such taxable disposition and the U.S. holder’s adjusted tax basis in the Common Stock, in each case as determined in U.S. dollars. Gain or loss realized on the sale, exchange or other taxable disposition of Common Stock will be capital gain or loss and will generally be long-term capital gain or loss if the Common Stock have been held for more than one year.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A BRIEF SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, NON-U.S., AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Rights of Appraisal

Under North Carolina law, there are no appraisal rights with respect to the Proposed Amendment to be voted upon at the Special Meeting.

Vote Required

The Approval of the Reverse Stock Split proposal requires the affirmative vote of a majority of votes cast in person or by proxy at the Special Meeting with respect to each of the following voting groups: (i) the outstanding shares of Class A Common Stock and Class B Common Stock voted at the Special Meeting, voting together as a single voting group, (ii) the outstanding shares of Class A Common Stock voted at the Special Meeting, voting as a separate voting group, and (iii) the outstanding shares of Class B Common Stock voted at the Special Meeting, voting as a separate voting group. Abstentions are not deemed to be votes cast and will therefore not affect this proposal. There will be no broker non-votes on this proposal because brokers have discretion to vote shares held in street name on this proposal without specific instructions from the beneficial owner of those shares.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the Reverse Stock Split Proposal.

Proposal No. 2

AMENDMENT AND RESTATEMENT OF THE PLAN

Background

You are being asked to approve the amendment and restatement of the Plan (the “Amended Plan”) to delete the maximum number of shares of Common Stock for automatic increase in the shares available for grant under the Plan set forth in Section 4.3 of the Plan. The Board adopted the plan on April 11, 2024, and the Company’s stockholders approved the plan on July 2, 2024;

Approval of the amendment and restatement of the Plan requires the affirmative vote of a majority of votes cast in person or by proxy at the Special Meeting.

The Board recommends that you vote “for” approving the Plan.

Terms of the Plan

Section 4.3 of the Plan currently provides that the number of shares of the Common Stock available for issuance under the Plan shall automatically increase on the first trading day in January each calendar year during the term of the Plan, beginning on the first trading day in January 2025, by an amount equal to 10% of the total number of shares of Common Stock outstanding, as measured as of the last trading day in the immediately preceding calendar year, or such fewer number of shares of the Common Stock as may be determined by the Board prior to the effective date of any such annual increase, but in no event shall any such annual increase exceed 4,500,000 shares of Class A Common Stock and 500,000 shares of Class B Common Stock.

The Amended Plan, if approved by our stockholders, would (i) eliminate the maximum limit of 4,500,000 shares of Class A Common Stock and 500,000 shares of Class B Common Stock, and (ii) provide that the Company shall not, as a result of any automatic increase in the number of shares available for issuance under the Plan, be required or permitted to grant an award under the Plan that, upon granting, vesting, exercise, or other satisfaction of its terms, would result in the issuance of shares of Common Stock in an amount that would cause the number of shares of Common Stock of the Company to exceed the number of shares of Common Stock Authorized for issuance by the Articles of Incorporation of the Company.

Summary of the Amended Plan

The following summary of the material terms of the Amended Plan does not purport to be complete and is qualified in its entirety by the terms of the Amended Plan, a copy of which is attached to this proxy statement as Appendix B.

Purpose

The purpose of the Amended Plan is to promote our and our stockholders’ long-term interests by strengthening our ability to attract, motivate, and retain employees, officers, and other persons who provide valuable services to us, encourage such persons to hold an equity interest in us, and enhance the mutuality of interest between these individuals and our stockholders in improving the value of our stock.

Administration

The Amended Plan will be administered by the Compensation Committee, provided that the Board also has the right to administer the Amended Plan in its discretion. The Compensation Committee may delegate some or all of its authority under the Amended Plan to the Board, the Chief Executive Officer, or other executive officer of the Company as the Compensation Committee deems appropriate, subject to applicable law.

Types of Awards and Eligibility for Participation

The Board may grant awards of stock options, restricted stock, restricted stock units, and other awards pursuant to the Amended Plan to our employees, directors, and consultants.

Amendment and Termination of the Amended Plan

The Board may amend, suspend, or terminate the Amended Plan or any portion of the Amended Plan at any time and as deems advisable, unless stockholder approval is required by applicable law. Awards may be granted under the Amended Plan at any time and from time to time prior to the termination date as specified in the Amended Plan.

Available Shares

Subject to adjustment, such as reverse stock splits or other changes in the Common Stock, as described in the Amended Plan, the maximum number of shares of the Common Stock available for grant to participants pursuant to awards under the Amended Plan will be 2,500,000 shares of Class A Common Stock and 500,000 shares of Class B Common Stock. The shares available for issuance under the Amended Plan may consist, in whole or in part, of authorized and unissued shares. Shares can be returned to the Amended Plan if the applicable award is forfeited, expires or otherwise terminates without the shares being issued. However, shares surrendered or withheld by the Company to pay the exercise price of an option or to satisfy any tax withholding obligation will not be returned to the Amended Plan.

Dividends and Dividend Equivalents

If the Board authorized restricted stock awards (“RSA”) or restricted stock units (“RSU”), dividends or dividend equivalents paid on those RSAs or RSUs are subject to the vesting of the underlying RSA or RSU.

Award Limits for Incentive Stock Options

The maximum compensation granted as an incentive stock option to any one participant during any calendar year under the Plan and under any other option plan of ours will not exceed a fair market value of $100,000. If any option award exceeds this limit, it will be treated as a nonqualified stock option.

Grants to Non-U.S. Employees

In countries outside the United States, to facilitate the granting of awards to participants who are employed outside of the United States, the Plan authorizes the Board to exclude the use of one or more (i) methods for exercising an option, (ii) methods for paying the exercise price of an option, (iii) types of awards, and (iv) methods for satisfying any tax withholding associated with the exercise of an option.

Rights of Appraisal

Under North Carolina law, there are no appraisal rights with respect to the approval of the Amended Plan to be voted upon at the Special Meeting.

Vote Required

The Approval of the Plan Amendment Proposal requires the affirmative vote of a majority of votes cast in person or by proxy at the Special Meeting. Abstentions are not deemed to be votes cast and will therefore not affect this proposal. Broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the Plan Amendment Proposal.

PROPOSAL 3

ADJOURNMENT TO SOLICIT ADDITIONAL PROXIES

The Adjournment Proposal

The Board is seeking stockholder approval of one or more adjournments to the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1 or 2 or to constitute a quorum.

If, at the Special Meeting, the number of shares present or represented and voting to approve Proposal 1 or 2 is not sufficient to approve such proposals, or if a quorum is not present, the Board currently intends to move to adjourn the Special Meeting to enable the Board to solicit additional proxies for the approval of the Proposals or if there is not a quorum, as applicable.

In the Adjournment Proposal, we are asking our stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the Board to adjourn the Special Meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve the Adjournment Proposal, the Board could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted. If the stockholders do not approve this proposal, the Chairman of the Special Meeting may exercise discretionary authority to adjourn the Special Meeting, as necessary.

Vote Required

The Approval of the Adjournment Proposal requires the affirmative vote of a majority of votes cast in person or by proxy at the Special Meeting. Abstentions are not deemed to be votes cast and will therefore not affect this proposal. Broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the Adjournment Proposal.

Notice Regarding Delivery of Stockholder Documents

The SEC permits us to send a single set of annual disclosure documents to stockholders who share an address, unless you have instructed us otherwise. This “householding” process reduces the volume of duplicate information you receive and reduces our printing and mailing expenses. If you share an address with another stockholder and have received only one set of proxy materials, but you would prefer to continue receiving a separate set of proxy materials, you may request such additional materials at no cost to you by writing to the Company at Cheetah Net Supply Chain Service Inc., 6201 Fairview Road, Suite 225, Charlotte, North Carolina 28210, or by calling (704) 826-7280. Alternatively, if you are currently receiving multiple sets of proxy materials at the same address and wish to receive only a single set in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner, your broker may deliver only one set of proxy materials to stockholders who have the same address unless the broker has received contrary instructions from one or more of the stockholders. If you wish to receive a separate set of proxy materials, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate set of proxy materials to you. Beneficial owners sharing an address who are currently receiving multiple sets of proxy materials and wish to receive only one set in the future should contact their broker to request that only one set of proxy materials be delivered to all stockholders at the shared address in the future.

Additional Information

Upon written request by any stockholder, we will furnish a copy of this proxy statement and other proxy materials without charge, except that copies of any exhibit will be furnished once the requesting stockholder has paid the Company’s reasonable expenses in furnishing the exhibit. Please direct any written requests to our principal executive offices at:

Cheetah Net Supply Chain Service Inc.
6201 Fairview Road, Suite 225

Charlotte, North Carolina 28210

Stockholders may also view this proxy statement and other proxy materials at www.proxyvote.com.

Appendix A

Fourth AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
CHEETAH NET SUPPLY CHAIN SERVICE INC.
(a North Carolina corporation)

FOURTH AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
CHEETAH NET SUPPLY CHAIN SERVICE INC.
(a North Carolina corporation)

Pursuant to §55-10-07 of the North Carolina Business Corporation Act, as amended (the “Act”), the Articles of Incorporation of Cheetah Net Supply Chain Service Inc. (the “Corporation”) are hereby amended and restated to read in their entirety as follows:

FIRST: The name of this Corporation is Cheetah Net Supply Chain Service Inc.

SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of North Carolina is 2626 Glenwood Avenue, Suite 550, Raleigh, Wake County, North Carolina 27608 and the name of the registered agent of the Corporation in the State of North Carolina at such address is Corporation Service Company.

THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the Act.

FOURTH: At [•], Eastern Time, on [•], 2024 (the “Effective Date”), each share of Class A Common Stock issued and outstanding immediately prior to the Effective Date will be automatically combined and converted into that fraction of a share of Class A Common Stock of the Corporation as has been determined by the Board of Directors in its sole discretion at a ratio of one-for-[•] shares of Class A Common Stock, and each share of Class B Common Stock issued and outstanding immediately prior to the Effective Date will be automatically combined and converted into that fraction of a share of Class B Common Stock of the Corporation as has been determined by the Board of Directors in its sole discretion at a ratio of one-for-[•] shares of Class B Common Stock (collectively, the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. To the extent that any shareholder shall be deemed after the Effective Date as a result of the Articles of Incorporation to own a fractional share of Class A Common Stock or Class B Common Stock, such fractional share resulting from the Reverse Stock Split shall be rounded up to the nearest whole share. All numbers of shares and all amounts stated on a per share basis contained in these Fourth Amended and Restated Articles of Incorporation are stated after giving effect to the Reverse Stock Split, and no further adjustment shall be made as a consequence of the Reverse Stock Split.

The Corporation is authorized to issue two classes of common stock, to be designated, respectively, Class A Common Stock and Class B Common Stock. The total number of shares of Class A Common Stock authorized to be issued is 891,750,000, with a par value of $0.0001 per share. The total number of shares of Class B Common Stock authorized to be issued is 108,250,000, with a par value of $0.0001 per share. Class A Common Stock shall have a voting right of one (1) vote per share, and Class B Common Stock shall have a voting right of fifteen (15) votes per share. The shares of Class A Common Stock are not convertible into shares of any other class. The shares of Class B Common Stock are convertible into shares of Class A Common Stock at any time after issuance at the option of the holder on a one-to-one basis.

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FIFTH: The Corporation shall have the authority to issue 500,000 shares of preferred stock as long as is deemed necessary (the “Preferred Stock”) with a par value per share equal to the par value per share of the Class A Common Stock. The Board of Directors is authorized to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by law, the rights, preferences and limitations of each series of the Preferred Stock and the relative rights, preferences and limitations between or among such series including, but not limited to:

(1)         the designation of each series and the number of shares that shall constitute the series;

(2)         the rate of dividends, if any, payable on the shares of each series, the time and manner of payment and whether or not such dividends shall be cumulative;

(3)         whether shares of each series may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(4)         sinking fund provisions, if any, for the redemption or purchase of shares of each series which is redeemable;

(5)         the amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the manner and preference of such payment; and

(6)         the voting rights, if any, in the shares of each series and any conditions upon the exercising of such rights.

SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of North Carolina may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of §55-14-30 to 33 of the Act order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SEVENTH: The power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors.

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EIGHTH: To the fullest extent that the Act, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law: (1) for any breach of the directors' duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under §55-8-33 of the Act; or (4) for any transaction from which the director derived any improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

NINTH: The Corporation shall, to the fullest extent permitted by §55-8-51 of the Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

3

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ____________, 2024.

Signature:

Huan Liu, President

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Appendix B

CHEETAH NET SUPPLY CHAIN SERVICE INC.

AMENDED AND RESTATED
2024 STOCK INCENTIVE PLAN

CHEETAH NET SUPPLY CHAIN SERVICE INC.

AMENDED AND RESTATED 2024 STOCK INCENTIVE PLAN

SECTION 1

PURPOSES AND EFFECTIVE DATE

This amended and restated stock incentive plan (the “Plan”) is established to (a) promote the long-term interests of Cheetah Net Supply Chain Service Inc., a North Carolina corporation (the “Corporation”), and its stockholders by strengthening the ability of the Corporation to attract, motivate and retain employees, officers, and other persons who provide valuable services to the Corporation and its subsidiaries, (b) encourage such persons to hold an equity interest in the Corporation, (c) foster the continued involvement and support of key Principal(s) (defined below) of the Corporation, and (d) enhance the mutuality of interest between such persons and stockholders in improving the value of the Corporation’s common stock.

This Plan will become effective upon its adoption by the Board and approval by the stockholders of the Corporation (the “Effective Date”). The Board may amend or restate the Plan in the future (the “Amended Plan”), subject to subsequent approval by the stockholders of the Corporation (the “Amended Plan Effective Date”). If the Amended Plan is approved by the Corporation’s stockholders, Awards granted prior to the Amended Plan Effective Date shall remain subject to the terms of the Plan. If the Corporation’s stockholders do not approve the Amended Plan, the Plan and the Awards granted thereunder shall continue in effect in accordance with their terms.

SECTION 2

DEFINITIONS

As used in the Plan, the following terms will have the respective meanings set forth below, and other capitalized terms used in the Plan will have the respective meanings given such capitalized terms in the Plan.

“Award” means any Option, Restricted Stock, Restricted Stock Unit, dividend equivalent or other award granted under the Plan.

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan.

“Board” means the Board of Directors of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended, and any reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

“Common Stock” means the Corporation’s Class A common stock and Class B common stock, or any other security into which the Class A common stock and Class B common stock shall be changed pursuant to the adjustment provisions of Section 12.

“Consultant” means any natural person who is engaged by the Corporation or any Subsidiary to render consulting or advisory services.

“Director” means a member of the Board who is not an Employee.

“Employee” means an officer or other employee of the Corporation or a Subsidiary, including a member of the Board who is an employee of the Corporation or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

“Fair Market Value” of shares of Common Stock as of any date means, (a) if the shares of Common Stock are listed or admitted to trading on the New York Stock Exchange, Nasdaq Stock Market or other principal national securities exchange, the per share closing price of the Common Stock as reported on the New York Stock Exchange, Nasdaq Stock Market or other principal national securities exchange, as applicable, on that date, or if there were no reported prices on such date, on the last preceding date on which the prices were reported, or (b) if the shares of Common Stock are not quoted on the New York Stock Exchange, Nasdaq Stock Market or other principal national securities exchange, but the shares of Common Stock are reported on the over-the-counter market, the arithmetic mean of the high and low prices as reported in the over-the-counter market on that date, or if there were no reported prices on such date, on the last preceding date on which the prices were reported, and (c) if the shares of Common Stock are not quoted on the New York Stock Exchange, Nasdaq Stock Market or other principal national securities exchange, and are not reported on the over-the-counter market on that date, the Fair Market Value of the shares of Common Stock as determined by the Committee (defined below) in its good faith judgment, and in compliance with the requirements of Section 422 of the Code for Incentive Stock Options and Section 409A of the Code for Nonqualified Stock Options. The Fair Market Value of any property other than Common Stock shall be the market value of such property as determined by the Committee using such methods or procedures as it shall establish from time to time.

“Grant Date” means the date on which the granting of an Award is authorized by the Committee, or such other date as may be specified in such authorization.

“Option” means an option to purchase shares of Common Stock granted under Section 7, and includes both Incentive Stock Options and Nonqualified Stock Options.

“Participant” means any Eligible Person to whom an Award is granted.

“Principal(s)” mean those key shareholders of the Corporation whose continued involvement with and support of the Corporation is determined by the Board to be fundamental for the long-term success of the Corporation.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 8, the rights of ownership of which may be subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means an Award measured by shares of Common Stock that is granted under Section 8, the terms of which are subject to restrictions prescribed by the Committee.

“Subsidiary” means any corporation, limited liability company, partnership, joint venture or similar entity in which the Corporation owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Awards” shall mean Awards granted under the Plan in assumption of, or in substitution or exchange for, outstanding awards previously granted by a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines.

SECTION 3

ADMINISTRATION

3.1       Administration of Plan.

(a)       The Plan shall be administered by the Compensation Committee of the Board (the “Committee”), which shall consist of two or more members of the Board, each of whom (i) is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) meets the independence requirements established by the Nasdaq Stock Market rules and any other regulations applicable to compensation committee members as in effect from time to time; provided, however, the Board shall have the right to exercise, in whole or in part, the authority of the Committee hereunder with respect to certain persons or classes of persons as Participants, in which case as to those persons and as to such authority taken or retained by the Board, references to the Committee herein shall refer to the Board.

(b)       Subject to applicable law, the Committee may delegate some or all of its power and authority hereunder to the Board or to the Chief Executive Officer or other executive officer of the Corporation as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to the selection for participation in the Plan of an officer, Director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer, Director or other person. All references in the Plan to the “Committee” shall be, as applicable, to the Committee or any other committee or individual to whom the Board or the Committee has delegated authority to administer the Plan.

3.2       Administration and Interpretation by Committee.

(a)       Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority and discretion, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or the Committee, to: (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Eligible Person under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of Award Agreements for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan, any Award Agreements and any other instrument or agreement entered into under the Plan; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate in its sole discretion for the proper administration of the Plan; (x) reconcile any inconsistency, correct any defect, and supply any omission in the Plan, or any Award or Award Agreement; (xi) make all factual and legal determinations under the Plan, Awards, and Award Agreements; (xii) add provisions to an Award or Award Agreement, or vary the provisions of an Award, to accommodate the laws of applicable foreign jurisdictions and provide Participants with favorable treatment under these laws; and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable in its sole discretion for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Corporation, any Participant, any stockholder and any person eligible to receive an Award hereunder.

(b)       The Committee in its exclusive discretion may make non-uniform and selective determinations among Eligible Persons to receive Awards, regardless of whether such Eligible Persons have received or not yet received Awards before or are similarly situated as prior recipients of Awards. In furtherance of this Section 3.2(b) and not in limitation thereof, the Committee in its exclusive discretion may enter into non-uniform and selective Award Agreements. Other than pursuant to Section 12, the Committee shall not without the approval of the Corporation’s stockholders (i) lower the option price per share of Common Stock of an Option after it is granted, (ii) cancel an Option in exchange for cash or another Award (other than in connection with Substitute Awards), and (iii) take any other action with respect to an Option that would be treated as a repricing under U.S. generally applicable accounting standards.

3.3       Limitation of Liability. No member of the Board or Committee, and no officer or employee acting on behalf of the Board or Committee, will be personally liable for any act or omission in the Plan’s administration, other than an act or omission due to that person’s gross negligence or intentional misconduct. No member of the Board or Committee will be personally liable for any act or omission of any other member of the Board or Committee. Each member of the Board or Committee, and each officer and employee acting on behalf of the Board or Committee, may rely upon information or advice provided by the Corporation’s officers, accountants, actuaries, compensation consultants, and counsel. No member of the Board or Committee, and no officer or employee acting on behalf of the Board or Committee, will be personally liable for any act or omission taken in good faith reliance on the information or advice.

SECTION 4

STOCK SUBJECT TO PLAN

4.1       Available Shares. Subject to adjustment from time to time as provided in Section 12, the maximum aggregate number of shares of Common Stock available for issuance under the Plan shall be 2,500,000 shares of Class A common stock and 500,000 shares of Class B common stock. If an Award entitles the holder thereof to receive or purchase shares of Common Stock, the number of shares covered by such Award or to which such Award relates shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan on the Grant Date of such Award. If any shares of Common Stock subject to an Award are forfeited, expire or otherwise terminate without issuance of such shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of Common Stock subject to such Award, such shares of Common Stock shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan; provided, however, shares of Common Stock subject to an Award under the Plan shall not again be made available for issuance under the Plan if such shares are surrendered to or withheld by the Corporation either (a) in payment of the Exercise Price of an Option, or (b) to satisfy any tax withholding obligation incident to the exercise, vesting or settlement of an Award.

4.2       Incentive Stock Options Shares. Subject to adjustment from time to time as provided in Section 12, the maximum aggregate number of shares of Common Stock available for issuance through Incentive Stock Options shall be 300,000 shares of Class A common stock and 0 shares of Class B common stock.

4.3       Automatic Increases in Available Shares. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day in January each calendar year during the term of the Plan, beginning on the first trading day in January 2025, by an amount equal to 10% of the total number of shares of Common Stock outstanding, as measured as of the last trading day in the immediately preceding calendar year, or such fewer number of shares of Common Stock as may be determined by the Board prior to the effective date of any such annual increase, provided, that in no event shall any such automatic increase require or permit the Corporation to grant an Award that, upon granting, vesting, exercise, or other satisfaction of its terms, would result in the issuance of shares of Common Stock in an amount that would cause the number of shares of Common Stock of the Corporation issued and outstanding after such issuance to exceed the number of shares of Common Stock authorized for issuance by the Articles of Incorporation of the Corporation.

4.4       Substitute Awards. The number of shares of Common Stock covered by a Substitute Award or to which a Substitute Award relates shall not be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan.

4.5       Source of Shares. Shares of Common Stock delivered by the Corporation or a Subsidiary, as applicable, in settlement of Awards (including Substitute Awards) may be authorized and unissued shares of Common Stock, shares of Common Stock held in the treasury of the Corporation, or a combination of the foregoing.

SECTION 5

ELIGIBILITY

An Award may be granted to any Employee, Consultant or Director whom the Committee from time to time selects, including prospective Employees conditioned on their becoming Employees (each, an “Eligible Person”). Notwithstanding the foregoing, an Award of Incentive Stock Options may only be granted to an Employee of the Corporation, or of a Subsidiary that is also a “subsidiary corporation” of the Corporation within the meaning of Section 424(f) of the Code.

SECTION 6

AWARDS

6.1       Grant of Awards. The Committee may from time to time grant Awards of Options, Restricted Stock, Restricted Stock Units or other Awards under the Plan to one or more Eligible Persons. The Committee shall have the authority, in its discretion, to determine the Eligible Persons to receive one or more Awards, the type or types of Awards to be granted under the Plan, and the terms of any Awards granted, consistent with the terms of the Plan. Such Awards may be granted either alone or in addition to any other type of Award. The provisions governing Awards need not be the same with respect to each Participant.

6.2       Award Agreement. Awards granted under the Plan shall be evidenced by an Award Agreement that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and are not inconsistent with the Plan or applicable law. The provisions of the Award Agreement need not be the same with respect to each Participant.

SECTION 7

OPTIONS

7.1       Grant of Options. The Committee may grant Options. Subject to the provisions of the Plan, an Option shall vest and be fully exercisable as may be determined by the Committee in its discretion and provided in an applicable Award Agreement.

7.2       Option Type. An Option granted may be either of a type that complies with the requirements for “incentive stock options” in Section 422 of the Code (“Incentive Stock Option”) or of a type that does not comply with such requirements (“Nonqualified Stock Option”). The aggregate Fair Market Value (determined at the time that the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under the Plan and under any other option plan of the Corporation or a Subsidiary shall not exceed $100,000, and any Option granted in excess of this limitation shall be treated as a Nonqualified Stock Option.

7.3       Option Exercise Price. Except as otherwise permitted for Substitute Awards pursuant to Section 14.6, the exercise price (“Exercise Price”) per share of Common Stock for each Option granted under the Plan shall not be less than 100% of the Fair Market Value of such share of Common Stock, determined as of the Grant Date. In the case of an individual who on the Grant Date owns (or is deemed to own pursuant to Section 424(d) of the Code) more than 10% of the voting power of all classes of stock of the Corporation or any Subsidiary (a “Ten Percent Stockholder”), the Exercise Price per share of Common Stock for an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such share of Common Stock on the Grant Date.

7.4       Option Term. Options granted under the Plan shall vest and become exercisable in such manner and on such date or dates, and shall expire after such period, not to exceed 10 years, each as determined by the Committee and set forth in the applicable Award Agreement; provided, however, the term of an Incentive Stock Option granted to a Ten Percent (10%) Stockholder may not exceed five (5) years.

7.5       Exercise of Option. To the extent an Option has vested and becomes exercisable, the Option may be exercised by the Participant in whole or in part from time to time by delivery to the Corporation or its designee of a written or electronic notice of exercise, in accordance with the terms of the applicable Award Agreement and any procedures established by the Committee for such exercise, accompanied by payment of the Exercise Price as described in Section 7.6, and payment of any taxes required to be withheld as described in Section 10. An Option may be exercised only for whole shares. The Committee may exclude one or more methods for exercising an Option in countries outside the United States.

7.6       Payment of Exercise Price. The aggregate Exercise Price payable upon the exercise of an Option shall be payable: (a) in cash, check or wire transfer; (b) to the extent permitted by the Committee, by tendering (either actually or by attestation) shares of Common Stock already owned by the Participant; (c) by delivery of a properly executed exercise notice directing the Corporation to withhold shares of Common Stock issuable pursuant to exercise of the Option with a fair market value sufficient to pay the Exercise Price; (d) at the discretion of the Committee, by authorizing a third party to sell, on behalf of the Participant, the appropriate number of shares of Common Stock otherwise issuable to the Participant upon the exercise of the Option and to remit to the Corporation a sufficient portion of the sale proceeds to pay the Exercise Price for the shares of Common Stock being acquired; or (e) by such other consideration as the Committee may permit in its sole discretion. The Committee may exclude one or more methods for paying the Exercise Price of an Option in countries outside the United States.

7.7       Post-Termination Exercises. The Committee shall establish and set forth in each Award Agreement that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a termination of employment or service, any of which provisions may be waived or modified by the Committee at any time.

SECTION 8

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1       Grant of Restricted Stock and Restricted Stock Units. The Committee may grant Restricted Stock and Restricted Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous employment with or service to the Corporation or a Subsidiary or the achievement of any performance criteria), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the applicable Award Agreement.

8.2       Issuance of Shares. Subject to applicable laws, upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Restricted Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Restricted Stock Units, as determined by the Committee in its sole discretion, and subject to the provisions of Section 10, (a) the shares of Common Stock covered by an Award of Restricted Stock shall become freely transferable by the Participant, and (b) the Restricted Stock Units shall be paid in cash, shares of Common Stock or a combination thereof, as the Committee shall determine in its sole discretion. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

8.3       Dividends and Dividend Equivalents. Participants holding shares of Restricted Stock or Restricted Stock Units may, if the Committee so determines, be credited with dividends paid with respect to the shares of Restricted Stock, or dividend equivalents with respect to Restricted Stock Units, while they are so held in a manner determined by the Committee in its sole discretion; provided, however, any dividends paid with respect to shares of Restricted Stock and dividend equivalents with respect to Restricted Stock Units shall be subject to the vesting of the underlying Restricted Stock or Restricted Stock Units. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Restricted Stock Units.

8.4       Waiver of Restrictions. Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Restricted Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate in its sole discretion, including upon the occurrence of a Participant’s death, disability or retirement, or upon a change in control.

SECTION 9

OTHER AWARDS

In addition to the Awards described in Section 7 and Section 8, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines to be in the best interests of the Corporation and subject to such other terms and conditions as it deems appropriate in its sole discretion. The Committee may exclude the use of one or more other Awards in countries outside the United States.

SECTION 10

WITHHOLDING

To the extent required by applicable federal, state, local or foreign law, a Participant (or authorized transferee) shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of the grant, vesting, exercise or payment of an Award. The Corporation shall not be required to issue shares of Common Stock or to recognize the disposition of such shares until such obligations are satisfied. Subject to applicable law, the Corporation may: (a) deduct from any cash payment made to a Participant under the Plan an amount that satisfies all or any portion of any withholding tax obligations; (b) require the Participant through payroll withholding, cash payment, or otherwise to satisfy all or any portion of the withholding tax obligations; (c) withhold a portion of the shares of Common Stock that otherwise would be issued to the Participant upon grant, vesting or exercise of the Award by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates; (d) to the extent permitted by the Committee in its sole discretion, allow the Participant to tender shares of Common Stock previously acquired; (e) at the discretion of the Committee, allow the Participant to authorize a third party to sell, on behalf of the Participant, the appropriate number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option and to remit to the Corporation a sufficient portion of the sale proceeds to satisfy the withholding tax obligations, considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates; or (f) provide for the satisfaction of any withholding tax obligation through any combination of the foregoing methods. The Committee may exclude one or more methods for satisfying any tax withholding associated with the exercise of an Option in countries outside the United States.

SECTION 11

ASSIGNABILITY

Unless provided otherwise by the Committee, no Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates one or more beneficiaries on a Corporation-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant.

SECTION 12

ADJUSTMENTS

12.1       Adjustment of Shares. In the event of any changes in the Common Stock or capital structure of the Corporation by reason of any reorganization, reclassification, recapitalization, combination of shares, stock splits, reverse stock splits, spin-offs, the payment of a stock dividend or extraordinary cash dividend, or other distribution of the Common Stock for which no consideration is received by the Corporation or otherwise occurring after the Grant Date of any Award, then Awards granted under the Plan and any Award Agreements, the Exercise Price of Options, the maximum aggregate number of shares of Common Stock that may be issued under the Plan set forth in Section 4.1 and the maximum aggregate number of shares of Common Stock that may be issued as Incentive Stock Options set forth in Section 4.2, shall be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. Notwithstanding anything to the contrary herein, any adjustment to Awards granted pursuant to the Plan shall comply with the applicable requirements, provisions and restrictions of the Code and applicable law. No right to purchase fractional shares shall result from any adjustment in Awards pursuant to Section 12.1. In case of any such adjustment, the shares subject to the Award shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Corporation to each Participant which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

12.2       Limitations. The grant of Awards shall in no way affect the Corporation’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 13

AMENDMENT AND TERMINATION

13.1       Amendment, Suspension or Termination of Plan. Subject to applicable law, the Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, stockholder approval shall be required for any amendment to the Plan. No amendment may be effective, without the approval of the stockholders of the Corporation, if approval of such amendment is required in order that transactions in Corporation securities under the Plan be exempt from the operation of Section 16 of the Exchange Act or if such amendment, with respect to the issuance of Incentive Stock Options, either: (a) materially increases the number of shares of Common Stock which may be issued under the Plan, except as provided for in Section 12; or (b) materially modifies the requirements as to eligibility for participation in the Plan (unless designed to comport with applicable law). The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan.

13.2       Amendment of Awards. Subject to applicable law and the Plan, the Committee will have the exclusive authority and discretion to amend any Award or Award Agreement. If the amendment will have a material adverse effect on a Participant’s rights, or result in a material increase in the Participant’s obligations, the Committee must obtain the Participant’s written consent to the amendment.

13.3       Term of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

SECTION 14

GENERAL

14.1       No Individual Rights. No individual or Participant shall have any claim to be granted any Award under the Plan, and the Corporation has no obligation for uniformity of treatment of Participants under the Plan. Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Corporation or any Subsidiary, or limit in any way the right of the Corporation or any Subsidiary to terminate a Participant’s employment, service or other relationship at any time, with or without cause.

14.2        Issuance of Shares. In the event that the Board or the Committee determines in its sole discretion that the listing, qualification or registration of the shares issued under the Plan on any securities exchange or quotation or trading system or under any applicable law (including state securities laws) or governmental regulation is necessary as a condition to the issuance of such shares under the Award, the Award may not be exercised in whole or in part unless such listing, qualification, consent or approval has been unconditionally obtained.

14.3       No Rights as Stockholder. Unless otherwise determined by the Committee in its discretion, a Participant to whom an Award of Restricted Stock has been made shall have ownership of such shares of Common Stock, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Common Stock (subject to the limitations set forth in Section 8.3). Unless otherwise determined by the Committee in its discretion, a Participant to whom an Award of Options, Restricted Stock Units or any other Award (other than an Award of Restricted Stock) is made shall have no rights as a stockholder with respect to any shares of Common Stock or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to the Participant or the entry on the Participant’s behalf of an uncertificated book position on the records of the Corporation’s transfer agent and registrar for such Common Stock or other instrument of ownership, if any. Except as provided in Section 12, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such book entry is made or a stock certificate or other instrument of ownership, if any, is issued.

14.4       No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Corporation to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Corporation.

14.5       Successors. All obligations of the Corporation under the Plan with respect to Awards shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Corporation.

14.6       Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

14.7       Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.8       Choice of Law. The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of North Carolina, without giving effect to principles of conflicts of law.

14.9       Electronic Delivery and Signatures. Any reference in the Plan, an Award or an Award Agreement to a written document includes without limitation any document delivered electronically or posted on the Corporation’s or a Subsidiary’s intranet or other shared electronic medium controlled by the Corporation or Subsidiary. The Committee and any Participant may use facsimile and PDF signatures in signing any Award or Award Agreement, in exercising any Option, or in any other written document in the Plan’s administration. The Committee and each Participant are bound by facsimile and PDF signatures, and acknowledge that the other party relies on facsimile and PDF signatures.

14.10       Headings and Captions. The headings and captions in the Plan are used only for convenience, and do not construe, define, expand, interpret, or limit any provision of the Plan.

14.11       Gender and Number. Whenever the context may require, any pronoun includes the corresponding masculine, feminine, or neuter form, and the singular includes the plural and vice versa.

14.12       Construction. The terms “includes,” “including,” “includes without limitation,” and “including without limitation” are not to be construed to limit any provision or item that precedes or follows these terms (whether in the same section or another section) to the specific or similar provisions or items that follow these terms.

12

CHEETAH NET SUPPLY CHAIN SERVICE INC.
6201 FAIRVIEW RD STE225
CHARLOTTE, NC 28210

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CHEETAH NET SUPPLY CHAIN SERVICE INC.
SPECIAL MEETING OF STOCKHOLDERS
SEPTEMBER 30, 2024 AT 1:00 P.M. EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Huan Liu as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Cheetah Net Supply Chain Service Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 1:00 P.M. (ET), on September 30, 2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

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